UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2020

SmileDirectClub, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39037	83-4505317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

(800) 848-7566
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Class A common stock, par value $0.0001 per share	SDC	The NASDAQ Stock Market LLC
Item 8.01.  Other Events.

SmileDirectClub (the “Company”) has continued to evaluate the various developments around COVID-19, as the virus has continued to spread.

This is a rapidly evolving situation and the Company continues to monitor the guidance of the CDC and local governing health authorities to ensure we are developing the best policies and practices for our business.
The safety and well-being of our team members and customers remains our top priority, and we have made a series of decisions that will allow SmileDirectClub to do its part in mitigating and containing the spread of the COVID-19 through social distancing, while continuing to support our customers.

As a telehealth pioneer in the field of dentistry, safe, effective and remote oral care has always been core to the Company mission. The Company’s licensed dentists and orthodontists and our dental and customer care teams will continue to be available to assist customers 24/7 via our telehealth platform.  Our platform continues to offer the ability to begin treatment or obtain any necessary mid-course corrections or refinements, safely and remotely from home with our impression kits. Continuation of care to our network providers’ patients’ is important to us and the ability to operate this way highlights the benefits of the Company’s telehealth model and doctor network.

Similar to other non-essential healthcare support providers and retailers, we will temporarily close all SmileShops with the exception of our Hong Kong locations beginning Friday March 20, 2020, with all closures completed by end of business on Saturday March 21, 2020. We anticipate our SmileShops will remain closed through April 6, 2020. This temporary closure includes all freestanding SmileShops as well as those located within our retail partners. Team members will receive their regular pay and benefits through this time. We will continue to evaluate as the situation progresses.

Our SmileBus fleet has also suspended operations to aid in the global efforts to contain this virus and assist those who have been impacted. Beginning Sunday March 22, 2020, we will shift to an Impression Kit-only business. We will continue to support our current Club Members in need of refinements through the use of our Impression Kits. Our SmileShops will reopen as soon as possible once each country resumes normal activities.

In addition, we will suspend our manufacturing operations conducted by our affiliated entity for the same two-week period and use our 3D printing capabilities to help third party companies and governmental health agencies supplement their manufacturing needs.

We expect these disruptions will have a material impact on our financial results in the first quarter of fiscal year 2020 and likely the second quarter of 2020 as well. At this date, we cannot predict the specific extent or duration of the impact of the COVID-19 outbreak and the actions to slow its spread on our financial results. Given this unpredictability, we do not know the impact on the full year of 2020 guidance previously provided.

We will provide additional information during our next earnings call in May 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

By:	/s/ Kyle Wailes

Name:	Kyle Wailes
Title:	Chief Financial Officer

Date: March 20, 2020